Exhibit 99.2

First Quarter 2008 Earnings Release April 21, 2008 accelerate:

Regulation G The presentation today may include the display of some company data that do not directly conform to generally acceptable accounting principles, or GAAP. Management believes that the presentation of some non-GAAP data provides investors with additional insight into the ongoing operations of the business. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. All non-GAAP data in the presentation are indicated by a footnote. Tables showing the reconciliation between the GAAP and non-GAAP measures are available, with today's presentation, on the Investor section of our web site: http://www.rohmhaas.com

Forward Looking Statement The presentation today includes forward-looking statements. Actual results could vary materially, due to changes in current expectations. The forward-looking statements contained in this presentation concerning demand for products and services, sales and earnings forecasts, and actions that may be taken to improve financial performance, involve risks and uncertainties and are subject to change based on various factors, including the cost of raw materials, natural gas, and other energy sources, and the ability to achieve price increases to offset such cost increases, development of operational efficiencies, changes in foreign currencies, changes in interest rates, the continued timely development and acceptance of new products and services, the impact of competitive products and pricing, the impact of new accounting standards, assessments for asset impairments, and the impact of tax and other legislation and regulation in the jurisdictions in which the company operates. Further information about these risks can be found in the company's SEC 10-K filing of February 21, 2008. Copies of all recent SEC filings, and additional information about Rohm and Haas, are available through our web site: http://www.rohmhaas.com

Results At A Glance Excellent demand growth, especially in Electronic Technologies Strong performance from Salt across the board Strong chemicals growth in Rapidly Developing Economies Good progress on price increases Strong earnings growth in Electronic Technologies (+16%), Performance Materials (+43%), and Salt (+43%) Rising raw material, energy and freight costs; weaker NAR B&C markets; and moderating conditions in Western Europe negatively impacted Specialty Materials Group earnings (-12%) Lower share count, lower tax rate, and favorable currencies aided earnings per share improvement Q1 2008 Adjusted EPS excludes $0.04 in restructuring and asset impairments associated with the termination of tolling and manufacturing support arrangements related to a prior divestiture (NG) Non-GAAP measure; see reconciliation in Appendix IV of today's press release Sales of $2,507 million, up 16% Adjusted EPS(1,NG) of $0.91, up 6%

Q1 2008 Financial Highlights Three Months Ended March 31, Three Months Ended March 31, Three Months Ended March 31, In Millions (except EPS) 2008 2007 Change Sales $2,507 $2,160 16% Net Earnings from Continuing Operations $172 $190 (9)% Diluted EPS $0.87 $0.86 1% Adjusted Net Earnings from Continuing Operations(1, NG) $180 $189 (5)% Adjusted EPS(1, NG) $0.91 $0.86 6% Diluted shares outstanding 196.6 219.7 (11)% EBITDA(NG) $402 $408 (1)% Solid start to 2008 - despite worse than anticipated conditions in NAR B&C markets, the company's increasingly balanced portfolio delivered meaningful sales and EPS growth Adjusted earnings per share were slightly above expectations, aided by lower than expected tax rate and stronger than expected Salt results Excluding restructuring and asset impairments (NG) Non-GAAP measure; see reconciliation in Appendix IV of today's press release

Q1 2008 Sales Change Invisible Black Grey Q1 2007 0 2160 Demand 2160 129 Price 2289 54 Currency 2343 95 Other 2438 69 Q1 2008 0 2507 Strong Organic Growth Strong demand growth, led by Salt (+17%) and Electronic Technologies (+11%) Good progress on price increases US dollar weaker than anticipated 6% 3% 4% 3% 16% (1) Primarily impact of acquisitions / joint ventures completed in 2007

Q1 2008 Earnings Change Invisible Black Grey Q1 2007 0 0.86 0.86 0.07 0.05 0.04 0.91 0.04 0.03 0.03 0 Reduced Share Count 0.91 0.06 Lower Tax Rate 0.97 0.03 Increase in Corporate Expense 0.91 0.09 Increase in Minority Interest 0.91 0.01 Q1 2008 0 0.91 Year-on-Year Change in Adjusted Earnings per Share(1,NG) Double-digit earnings growth in Electronic Technologies, Performance Materials, and Salt more than offset the decline in Specialty Materials Group earnings and Display Technologies' operating loss Also benefited from reduced share count and effective tax planning Increase in Corporate Expense primarily attributable to higher interest expense, the absence of favorable one- time items in the prior year period, and increased spending on portfolio management initiatives $0.16 $(0.10) $0.06 $(0.09) $0.91 Excluding restructuring and asset impairments PBM results were flat year-on-year Share count impact is net of incremental interest expense for 2007 accelerated share repurchase Excludes increase in interest expense for debt used to fund 2007 accelerated share repurchase (NG) Non-GAAP measure; see reconciliation in Appendix IV of today's press release $0.86 (3) $(0.01) Salt Elec Tech Perf Matl PCM Display (1,4) Primary $0.03 Business Results(1,2)

Vision 2010 Scorecard for Q1 2008 Metrics Q1 2008 Trailing 12 Months 2008 Target '06-'10 Target CAGR Revenue Growth Total Company Mature Economies RDEs 16% 10% 42% 11% 6% 29% 12% 7% 30% Demand Growth 6% 5% 5% 5-7% % Sales in RDEs 25% 25% 28% 35% Adjusted EPS Growth(1, NG) 6% 1% 11% - 17% 12-14% EBITDA(NG) $ Growth (1)% (5)% 15% - 19% 10-12% Conversion Cost Index(2) n/a 103.3 100 100 Excluding restructuring, asset impairments, and one-time non-cash pension charge Conversion costs include plant costs, energy, warehousing, and tolling; 2006 full year actual = 100; (NG) Non-GAAP measure; see reconciliation in Appendix IV of today's press release

Trailing Twelve Month (TTM) Trends Q4 2006 0.03 Q1 2007 0.02 Q2 2007 0.02 Q3 2007 0.02 Q4 2007 0.04 Q1 2008 0.05 FY 2008G 0.04 TTM Demand Growth(1) TTM RDEs % of Total(1) TTM Adjusted EPS Growth(1,2,NG) TTM EBITDA Growth(1,NG) Q4 2006 0.21 Q1 2007 0.21 Q2 2007 0.22 Q3 2007 0.23 Q4 2007 0.24 Q1 2008 0.25 FY 2008G 0.28 Q4 2006 0.15 Q1 2007 0.04 Q2 2007 0.01 Q3 2007 -0.03 Q4 2007 -0.02 Q1 2008 0.01 FY 2008G 0.11 0.06 Q4 2006 0.04 Q1 2007 -0.02 Q2 2007 -0.05 Q3 2007 -0.09 Q4 2007 -0.07 Q1 2008 -0.05 FY 2008G 0.15 0.04 Year-on-year change for the rolling four quarter period (trailing twelve months) ending with quarter indicated Excluding restructuring, asset impairments, and one-time non-cash pension charge (NG) Non-GAAP measure; see reconciliation in Appendix IV of today's press release 15% 4% 1% -3% -2% 1% 11 - 17% 4% -2% -5% -9% -7% -5% 15 - 19%

Invisible Black Grey Q1 2007 0 381 Demand 381 43 Price 424 4 Currency 428 13 Other 440 1 Q1 2008 0 441 Electronic Technologies Q1 2008 Highlights Sales Change Pre-Tax Earnings Comparison OPBT Q1 2007 87 Q1 2008 101 11% 1% 3% 16% Strong demand growth in Asia, aided by gains at key customers with advanced technology products Sales excluding precious metals pass through up 14% 16% increase in earnings primarily driven by strong demand Pre-tax operating margin increased slightly Continued strong growth and margin expansion from one of our core franchises Q1 2008 was the 12th consecutive quarter of year-on-year sales growth 87 101 1%

Invisible Black Grey Q1 2007 0 3.13 Demand 3.13 0.89 Price 3.84 0.18 Currency 3.84 0.22 Other 4.06 78.53 Q1 2008 0 82.59 Display Technologies Q1 2008 Highlights Sales Change Pre-Tax Earnings Comparison OPBT Q1 2007 -0.4 Q1 2008 -11 SKC Haas Display Films JV launched on November 30, 2007 Healthy growth, though on a small base, for existing ROH products Operating losses slightly larger than anticipated, driven by pilot-scale manufacture of Kodak films, price erosion on mature SKC Haas products, and lower production yields at SKC Haas Moving forward with planned manufacturing expansion to support full scale production of light management films Expect full year pre-tax operating loss of $25 to $30 million 0 (11) SKC JV and Kodak acquisition (1)

Invisible Black Grey Q1 2007 0 478 Demand 478 5 Price 483 14 Currency 497 14 Other 510 1 Q1 2008 0 510 Paint & Coatings Materials Q1 2008 Highlights Sales Change Pre-Tax Earnings Comparison OPBT Q1 2007 74 Q1 2008 63 1% 3% 3% 6% Strong demand growth in RDEs offset moderating conditions in Western Europe and 4% volume drop in US Gaining traction with price increases Higher raw material / freight / energy costs only partially offset by price increases and weaker dollar Continuing to shift Regional mix to RDEs, following on footprint investments Actively pursuing M&A to supplement organic growth -- closed FINNDISP acquisition on April 4 Moving quickly to recover rising raw material costs through price increases 74 63 (1)%

Invisible Black Grey Q1 2007 0 448 Demand 440 8 Price 440 9 Currency 449 22 Other 471 1 Q1 2008 0 472 Packaging & Building Materials Q1 2008 Highlights Sales Change Pre-Tax Earnings Comparison OPBT Q1 2007 39 Q1 2008 39 (2)% 2% 5% 5% Strong demand in RDEs was not enough to offset weakness in Western Markets Gaining traction with price increases Higher prices and favorable currencies were offset by lower demand and higher raw material / freight / energy costs Weak US B&C markets continue to challenge this business Moving quickly to recover rising raw material costs through price increases Continuing to examine options to improve performance 39 39 0%

Invisible Black Grey Q1 2007 0 232 Demand 232 26 Price 258 13 Currency 271 13 Other 280 4 Q1 2008 0 280 Primary Materials Q1 2008 Highlights Sales Change Pre-Tax Earnings Comparison OPBT Q1 2007 42 Q1 2008 34 11% 5% 21% Strong growth in 3rd party sales, particularly of monomers in RDEs Captive volumes were up slightly in the quarter Substantial increases in raw material / freight / energy costs, with lagging price increases Houston plant running well - continuing to work on maintaining stable performance Prior year period included $10 million pre-tax in costs from unplanned operating difficulties 42 34 (1)% 6% Third party sales only

Invisible Black Grey Q1 2007 0 290 Demand 290 4 Price 294 4 Currency 298 15 Other 310 3 Q1 2008 0 310 Performance Materials Q1 2008 Highlights Sales Change Pre-Tax Earnings Comparison OPBT Q1 2007 28 Q1 2008 40 1% 5% 7% Strong demand growth in incubation businesses (AgroFresh, Advanced Materials) and moderate demand growth in Process Chemicals & Biocides partially offset by lower demand in Powder Coatings Demand, improved product/business mix, higher prices, and favorable currencies more than offset higher raw material prices Continue to expand range of applications for ion exchange technology, including new alliance with Novasep for glycerol purification Entered into strategic alliance with Syngenta to commercialize InvinsaTM technology 28 40 (0)% 1%

Invisible Black Grey Q1 2007 0 327 Demand 327 57 Price 384 10 Currency 394 17 Other 410 1 Q1 2008 0 411 Salt Q1 2008 Highlights Sales Change Pre-Tax Earnings Comparison OPBT Q1 2007 47 Q1 2008 67 17% 5% 26% Ice control demand was strong vs. a slightly below average prior year period Sales for other salt uses grew double-digits Demand, improved product mix and pricing management led to record earnings Above-average ice control demand represents ~$9 million in pre-tax earnings Further exploration of strategic options for this business (e.g. sale, spin-off, or IPO) remains on hold pending stabilization of financial markets 47 67 3% 1%

Recent Strategic Developments

	Portfolio	RDEs	Innovation
Acquired Gracel Display, Inc.			
▪ Expands Displays portfolio into OLED materials, an important part of the long-term roadmap for this industry	✓	✓	✓
Divested our stake in UP Chemical Company			
▪ ~$0.22 per share gain in Q2 2008; continue to pursue ALD on own	✓		
Announced two separate JDAs with IBM			
▪ CMP process development at the 32 nm and 22 nm nodes ▪ Patterning materials and processes to enable implant at/below 32 nm node			✓
Announced acrylic acid joint venture with Tasnee Sahara Olefin Company			
▪ Secures low-cost, reliable supply of monomers for Asia and brings balance to global monomers footprint ▪ Highly capital efficient structure, with strong partners	✓	✓	
Acquired the FINNDISP polymer dispersions division of OY Forcit AB			
▪ Accelerates growth in Russia, CIS and Baltic states; adds non-acrylic and low-temperature technology	✓	✓	✓
Formed alliance with Syngenta to develop/commercialize Invinsa™ technology			
▪ Exclusive global alliance; partners share costs and profits equally ▪ $500 million potential (provisional estimate); commercialization in 2 yrs	✓		✓
Announced alliance with Novasep for glycerol purification			
▪ Capitalizes on growth in biodiesel production			✓
Received EPA approval for EcoVance™ Preservative			
▪ High-performance, nonmetallic, environmentally advanced wood preservative			✓

[16]
ROHM HAAS

Macroeconomic Environment Continues to Evolve

January Full-Year 2008 Assumptions	Current Full-Year 2008 Assumptions
Global GDP growth similar to 2007	**Global GDP growth somewhat slower than 2007**
▪ No US recession, but a weak 1st half	▪ US weaker than previously anticipated
▪ Western Europe moderates	▪ Western Europe moderating
▪ RDEs continue strong growth	▪ RDEs continue strong growth
No recovery in US B&C markets	**No recovery in US B&C markets**
▪ Similar drop in US paint market as 2007 (5 – 7%)	▪ US Paint market volumes drop 7 – 8% vs 2007
Continued momentum in Electronics	**Continued momentum in Electronics**
▪ Wafer Starts up ~8%	▪ Wafer Starts up ~4 – 6%
US dollar at levels similar to late 2007	**US dollar somewhat weaker than late 2007**
▪ Euro at ~ $1.45, Yen at ~ 115/$	▪ Euro at ~$1.53, Yen at ~102/$
No easing of raw material prices	**No easing of raw material prices**
▪ Oil at / above $85 per barrel	▪ Oil at ~$100 per barrel
▪ Total raw material costs up ~$200 MM year-on-year	▪ Total raw material costs up >$300 MM year-on-year
Increased macroeconomic uncertainty	**Continued macroeconomic uncertainty**
▪ Contingency plans in place	▪ Accelerate and expand contingency plans

[17]

ROHM HAAS

2008 Outlook: $10B Sales Robust Sales Growth of 15% Sales Q1 2007A 2.16 Q1 2008A 2.507 Q2 2007A 2.19 Q2 2008G 2.586 H2 2007A 4.548 H2 2008G 5.173 FY 2007A 8.897 FY 2008G 10.266 Full Year Sales Growth of 15% Demand growth 4% Acquisitions made in 2007 and 2008 4% Favorable currencies 4% Price increases 3% $2.6 $2.2 $2.5 $2.2 $4.5 $8.9 $5.2 $10.3 +16% +18% +14% +15%

2008 Outlook: $3.80 - $4.00 EPS Accelerating Year-on-Year Earnings Per Share Improvement EPS Q1 2007A 0.78 Q1 2008A 0.91 Q2 2007A 0.78 Q2 2008G 0.87 0.05 H2 2007A 1.78 H2 2008G 2.02 0.15 FY 2007A 3.41 FY 2008G 3.8 0.2 Selling price increases catch up with raw materials by Q3 Continued cost management discipline $0.87 - $0.92 $0.86 $0.91 $0.78 $1.78 $3.41 $2.02 - $2.17 $3.80 - $4.00 +6% +12 to +18% +13 to +22% +11 to +17% Excluding restructuring, asset impairments, one-time pension charge, and gain on sale of interest in UP Chemical (NG) Non-GAAP measure; see reconciliation in Appendix IV of today's press release accelerate: traction NYSE: ROH www.rohmhaas.com

Non GAAP Reconciliation Non GAAP Reconciliation

Non GAAP Reconciliation Non GAAP Reconciliation